Exhibit 99.1

FOR IMMEDIATE RELEASE

4M Completes Reverse Merger with SEC Reporting Company
as Step to Becoming Publicly Traded

Knoxville, TN – April 10, 2017 – 4M Industrial Oxidation, LLC (“4M”), a Knoxville, Tennesee-based carbon-fiber technology company focused on the commercialization of plasma oxidation technology co-developed with Oak Ridge National Laboratory, announced today the consummation of its reverse merger with Woodland Holdings Corp., an SEC reporting company (“Woodland” or the “Company”). 4M has become a wholly-owned subsidiary of Woodland, through which Woodland will conduct its business operations.

“Our reverse merger with Woodland is a vital step in 4M becoming a public company and is a key element of our growth strategy.  This reverse merger is a significant accomplishment for the 4M team,” said Rodney Grubb, 4M’s Chairman and Chief Operating Officer. Grubb continued, “We believe the positioning of 4M as a publicly-traded company will afford us the greatest opportunity to capitalize on the rapidly growing demand for low-cost carbon fiber around the world.”

About 4M Industrial Oxidation, LLC

4M Industrial Oxidation, LLC was created to commercialize exclusively-licensed atmospheric plasma oxidation technology. RMX Technologies, LLC and Oak Ridge National Laboratory co-developed and proved a patent-protected technology intended to revolutionize the carbon fiber market.  4M has exclusive commercialization rights to this technology and is implementing its commercialization plan to build, install, and operate commercial-scale plasma oxidation ovens. The licensed technology creates a high-quality fiber and is one-third the size of conventional technology for the same production capacity. 4M’s green technology utilizes 75% less energy. This cost and time reduction are expected to be financially disruptive because of the current demand for low-cost carbon fiber, spanning multiple sectors in the industry. Oxidation is a critical step in the production of carbon fibers because it takes the most time and is the most difficult. 4M’s smaller ovens use less space, thus there is less fiber-handling equipment, fewer personnel, and less environmental processing for the same capacity.  This new technology enables the production of up to three times as much product in the same operational footprint, while using less energy and less personnel, satisfying increasing market demands. This resolves the significant limitations of current traditional technologies.

Forward Looking Statements Disclaimer

This press release contains statements that are “Forward Looking” in nature (within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). All statements regarding the Company’s financial position, potential, business strategy, plans and objectives for future operations are Forward-Looking statements. Many of these statements contain words such as “goal,” “aims,” “may,” “expect,” “believe,” “intend,” “anticipate,” “estimate,” “continue,” “would,” “exceed,” “should,” “steady,” “plan,” “potential,” “dramatic,” and variations of such words and similar expressions identify Forward Looking statements, but their absence does not mean that a statement is not a Forward Looking statement. Because Forward Looking statements involve future risks and uncertainties, there are many factors that could cause actual results to differ materially from those expressed or implied. The Company cannot predict the actual effect these factors will have on its results and many of the factors and their effects are beyond the Company’s control. Any forward-looking statement made by the Company speaks only as of the date on which it is made. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, subsequent events or otherwise. Given these uncertainties, you should not rely too heavily on these forward-looking statements.

Information for the Educated Investor

For further information regarding these and other risks related to Woodland Holdings Corp. or 4M Industrial Oxidation business, investors should consult Woodland Holdings’ annual and periodic reports with the Securities and Exchange Commission, available free of charge at www.sec.gov.

Contact:

Mr. Joshua Kimmel

Chief Executive Officer

Tel: +1(865) 777-2740

Josh.Kimmel@4MCarbonFiber.com

MEDIA CONTACT:

Chuck Morris

Morris Creative Group LLC

865-637-9869

cjmorris@morriscreative.com